TRANSFER AGENCY AGREEMENT

     THIS AGREEMENT is made this 14th day of September, 1992, by and between NARRAGANSETT INSURED TAX-FREE INCOME FUND, an unincorporated business trust organized under the laws of Massachusetts (the "Fund"), and ADMINISTRATIVE DATA MANAGEMENT
CORP., a corporation organized and existing under the laws of the State of New York ("ADM").

                         R E C I T A L S

     WHEREAS, the Fund is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") currently offering one class of shares (the "Shares"); and

     WHEREAS, the Fund desires to retain ADM to serve as the Fund's transfer agent, registrar and dividend disbursing agent, and ADM is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. Appointment. The Fund hereby appoints ADM to serve as transfer agent, registrar and dividend disbursing agent for the Fund, for the period and on the terms set forth in this Agreement. ADM accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided for in Paragraph 15 of this Agreement.

     2. Delivery of Documents. (a) The Fund has furnished ADM with copies properly certified or authenticated of each of the following:

          (i) Resolutions of the Fund's Board of Trustees authorizing the execution of this Agreement;

          (ii) Appendix B identifying and containing the signatures of the Fund's officers and other persons authorized to sign Written Instructions and give Oral Instructions, each as hereinafter defined, on behalf of the Fund;

          (iii) The Fund's Declaration of Trust filed with the Secretary of State of the Commonwealth of Massachusetts and all amendments thereto (such Declaration of Trust, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration");

          (iv)  The Fund's By-Laws and all amendments thereto
(such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called the "By-Laws");

          (v) The Fund's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act") and under the 1940 Act as filed with the Securities and Exchange
Commission ("SEC") and all amendments thereto;

          (vi) The Fund's most recent prospectus and statement of additional information (such prospectus and statement of additional information, as from time to time in effect and all amendments and supplements thereto are herein called the "Prospectus").

          (b) ADM has furnished the Fund with copies properly certified or authenticated its Registration Statement on Form TA-1 under the Securities Exchange Act of 1934, as amended and all annual or other public reports filed with the SEC as may be requested by the Fund.

          (c) Each party from time to time will furnish the other with copies, properly certified or authenticated, of all amendments or supplements to the foregoing, if any. Neither party is obligated hereby to provide the other with otherwise confidential information.

     3.   Definitions.

          (a) "Authorized Person". As used in this Agreement, the term "Authorized Person" means the Fund's officers and other persons duly authorized by the Board of Trustees of the Fund to give Oral and Written Instructions on behalf of the Fund and listed on the Certificate annexed hereto as Appendix B or any amendment thereto as may be received by ADM from time to time.

          (b) "Oral Instructions". As used in this Agreement, the term "Oral Instructions" means verbal instructions actually received by ADM from an Authorized Person or from a person reasonably believed by ADM to be an Authorized Person. The Fund agrees to deliver to ADM Written Instructions confirming Oral Instructions.

          (c) "Written Instructions". As used in this Agreement, the term "Written Instructions" means written instructions delivered by mail, telegram, cable, telex or facsimile sending device, and received by ADM and signed by an Authorized Person or reasonably believed by ADM to have been signed by or authorized by an Authorized Person unless otherwise required by a resolution of the Board of Trustees furnished to ADM pursuant to Section 2(a) hereof.

     4.   Instructions Consistent with Declaration, etc.

          (a) Unless otherwise provided in this Agreement, ADM shall act only upon Oral or Written Instructions. Although ADM may take cognizance of the provisions of the Declaration and By-Laws of the Fund, the Fund's Prospectus and the laws, rules and regulations applicable to the Fund, ADM may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with any provisions of such Declaration or By-Laws, the Fund's Prospectus or with any laws, rules or regulations applicable to the Fund or any vote, resolution or proceeding of the Shareholders, or of the Board of Trustees, or of any committee thereof.

          (b) ADM shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by ADM pursuant to this Agreement and shall have no liability for any action which it takes or omits in accordance with such Oral Instructions or Written Instructions, whether received from personnel of the Fund, its investment adviser, its administrator, or otherwise. The Fund agrees to forward to ADM Written Instructions confirming Oral Instructions in such manner that the Written Instructions are received by ADM, whether by hand delivery, telex, facsimile sending device or otherwise, as promptly as practicable after Oral Instructions are given to ADM. The Fund agrees that the fact that such confirming Written Instructions are not received by ADM shall in no way affect the validity of the actions or transactions or enforceability of the actions or transactions authorized by the Fund by giving Oral Instructions.

     5.   Transactions Not Requiring Instructions.

          (a) In the absence of contrary Written Instructions, ADM is authorized to take and to the extent set forth in the Activities List shall take the following actions:

               (i)  issuance, transfer and redemption of Shares;

               (ii) opening, maintenance, servicing and closing of accounts of Shareholders or prospective Shareholders;

               (iii) acting as agent of the Fund, in connection with plan accounts, upon the terms and subject to the conditions contained in the application relating to the plan account in question;

               (iv) causing the reinvestment in Shareholders' accounts of dividends and distributions declared upon shares;

               (v) transferring the investment of an investor into, or from, the shares of other open-end investment companies, if and to the extent permitted by the Prospectus;

               (vi) processing redemptions;

               (vii)     examining and approving legal transfers;

               (viii) furnishing to Shareholders confirmations of transactions relating to their Shares;

               (ix) preparing and mailing to the Internal Revenue Service and all payees all information returns and payee statements required under the Internal Revenue Code in respect to the Fund's dividends and distributions and taking all other necessary actions in connection with the dividend and other withholding requirements of that Code;

               (x) mailing to Shareholders annual and semi-annual reports prepared by or on behalf of the Fund, and mailing new Prospectuses upon their issue to shareholders.

               (xi) preparation and sending such other
information from the Fund records held by ADM as may be reasonably requested by the Fund;

               (xii) preparation and sending to the Fund such affidavits of mailing and certifications as are reasonably requested by an officer of the Fund;

               (xiii) transferring stock certificates
representing shares for other stock certificates representing such shares;

               (xiv)     replacing allegedly lost, stolen or
destroyed stock certificates with or without surety bonds; and

               (xv) maintaining such books and records relating to transactions effected by ADM as are required by the 1940 Act, or by any other applicable provisions of law, to be maintained by the Fund or its transfer agent with respect to such transactions, and preserving, or causing to be preserved, any such books and records for such periods as may be required by any such law, rule or regulation.

          (b) ADM agrees to act as Proxy Agent in connection with the holding of annual or special meetings of Shareholders, mailing to Shareholders notices, proxies and proxy statements in connection with the holding of such meetings, receiving and tabulating votes cast by proxy and communicating to the Fund the results of such tabulation accompanied by appropriate certificates, and preparing and furnishing to the Fund certified lists of Shareholders as of such date, and in such form and containing such information as may be required by the Fund to comply with any applicable provisions of law or its Declaration and/or By-Laws relating to such meetings. ADM shall be reimbursed for out-of-pocket expenses in performing such services, such as the costs of forms, envelopes and postage. ADM at its cost with the consent of the Fund may employ another firm to perform all or some of the functions required by this subsection. The Fund shall pay such additional charges as the parties may agree upon for the services of the Transfer Agent in connection with special meetings of shareholders of the Fund in excess of one such meeting held in any fiscal year of the Fund.

          (c) ADM shall furnish to the Fund such information and at such intervals as the Fund may reasonably request for the Fund to comply with the normal registration and/or the normal reporting requirements of the SEC, Blue Sky authorities or other regulatory agencies. All such information shall be materially correct and complete based upon information supplied to ADM.

          (d) ADM shall, in addition to the services herein itemized, if so requested by the Fund and for such additional fees as the Fund and ADM may from time to time agree, perform and do all other acts and services that are customarily performed and done by transfer agents, dividend disbursing agents and shareholder servicing agents of open-end mutual funds such as the Fund, provided that normally occurring improvements in the services of such agents will be provided without initial capital cost to the Fund and at service fees which are competitive with those prevailing in the industry.

          (e) The parties hereto agree that without prejudice to any other provisions of this Agreement, the functions of ADM and the Fund under this Agreement will be substantially performed in accordance with the Activities List set out in Appendix A to this Agreement. Such activities List as amended from time to time is an integral part of this Agreement. In the event that the provisions of this Agreement are in conflict with or are inconsistent with those set forth in such Activity List the provisions of the Activities List shall govern.

          (f) ADM agrees to provide to the Fund upon request such information as may reasonably be required to enable the Fund to reconcile the number of outstanding shares of the Fund between ADM's records and the account books of the Fund.

     6.   Authorized Shares.  The Fund hereby represents that the
Declaration authorizes the Board of Trustees to issue an unlimited number of shares.

     7. Dividends and Distributions. The Fund shall furnish ADM with the amount of each daily dividend and with appropriate evidence of action by the Fund's Board of Trustees authorizing the daily declaration of dividends and distributions in respect of Shares as described in the then current Prospectus. Upon declaration of each dividend other than daily dividends, each capital gain distribution or other distribution by the Board of Trustees of the Fund, the Fund shall promptly notify ADM of the date of such declaration, the amount payable per share, the record date for determining the shareholders entitled to payment, the payment date, and the reinvestment date and price which is to be used to purchase shares for reinvestment, all sufficiently in advance to permit ADM to process properly such dividend or capital gain distribution or other distribution in a timely and orderly manner.

     Sufficiently in advance of each payment date to permit ADM to have federal funds available to it for the payment thereof, the Fund will transfer, or cause the Custodian to transfer, to ADM in its capacity as dividend disbursing agent, at First Financial Savings Bank, S.L.A. or at such bank or other financial institution as ADM with the consent of the Fund shall select, which may but need not be an affiliate of ADM, the total amount of the dividend or distribution currently payable. After deducting any amount reasonably believed by ADM to be required to be withheld by any applicable tax laws, rules and regulations or other applicable laws, rules and regulations, based upon information available to it, ADM shall, as agent for each Shareholder and in accordance with the provisions of the Fund's Declaration and then current Prospectus, invest dividends in Shares in the manner described in the Prospectus or pay them in cash.

     ADM shall prepare, file with the Internal Revenue Service, and address and mail to shareholders such returns and information relating to dividends and distributions paid by the Fund as are required to be so prepared, filed and mailed by applicable laws, rules and regulations, or such substitute form of notice as may from time to time be permitted or required by the Internal Revenue Service. The Fund shall promptly provide ADM with the information necessary to prepare such returns and information, all sufficiently in advance to permit ADM to prepare properly and mail such returns and information in a timely and orderly manner. On behalf of the Fund, ADM shall pay on a timely basis to the appropriate Federal authorities any taxes withheld on dividends and distributions paid by the Fund.

     8. Notification of ADM: The Fund shall promptly notify ADM of the closing net asset value per share and the offering price per share each day there are any transaction in shares of the Fund, but in any event not later than sixty (60) minutes after the closing of the New York Stock Exchange (if the Fund is not a money market Fund) or before 1:00 p.m. New York Time (if the Fund is a money market Fund.) In the event ADM is not so notified, it may assume that the price is unchanged from the prior price.

     9.   Communications with Shareholders.

          (a) Communications to Shareholders. The Fund shall prepare, print and provide ADM with sufficient quantities of all communications by the Fund to its shareholders all sufficiently in advance to permit ADM to properly address and mail in a timely and orderly manner all communications by the Fund to its Shareholders, including reports to Shareholders, dividend and distribution notices and proxy material for its meetings of Shareholders. ADM agrees to mail all such material to shareholders of the Fund in a timely manner. ADM or a firm employed by ADM will at ADM'S cost and expense receive and tabulate the proxy cards for the meetings of the Fund's Shareholders.

          (b)  Correspondence.  ADM will answer such
correspondence from Shareholders, securities brokers and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between ADM and the Fund.

     10. Records. ADM shall keep the records described on the Activities List, including but not limited to the following:

          (a) accounts for each Shareholder showing the following information:

               (i)  name, address and United States Tax
Identification or Social Security number;

               (ii) number of Shares held and number of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

               (iii)     historical information regarding the
account of each Shareholder, including dividends and distributions paid and the date and the price, if applicable, for all transactions in a Shareholder's account;

               (iv) any stop or restraining order placed against a Shareholder's account;

               (v) any correspondence relating to the current maintenance of a Shareholder's account;

               (vi) information with respect to withholdings in the case of a foreign account; and

               (vii)     information with respect to withholding
in the case of an account subject to backup withholding;

               (ix) any information required in order for ADM to perform any calculations contemplated or required by this Agreement.

          (b) If agreed between the Fund and ADM, subaccounts may be maintained for each Shareholder requesting such services in connection with shares held by such Shareholder for separate accounts containing the same information for each subaccount as required by subparagraph (a) above.

               The books and records pertaining to the Fund which are in the possession of ADM shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws and rules and regulations in effect from time to time. ADM will, if so requested by the counsel to the Fund, modify the manner in which such books and records are prepared and maintained so as to comply with the reasonable opinion of such counsel as to such laws and rules. The Fund, or the Fund's authorized representatives, shall have access to such books and records at all times during ADM's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by ADM to the Fund or the Fund's authorized representative at the Fund's expense.

     11.  Reports and Other Information.

          Upon reasonable request of the Fund, provided that the cost or effort required therefor are, singly or in the aggregate, not unduly burdensome or expensive to it, ADM will promptly transmit to the Fund, at no additional cost to the Fund, (a) documents and information in the possession of ADM and not otherwise available necessary to enable it and its affiliates to comply with the requirements of the Internal Revenue Service, the SEC, the National Association of Securities Dealers, Inc., state blue sky authorities, and any other regulatory bodies having jurisdiction; (b) documents and information in the possession of ADM necessary to enable the Fund to conduct annual and special meetings of its shareholder; and (c) such other information, including shareholder lists and statistical information concerning accounts as may be agreed upon from time to time between the Fund and ADM.

     12. Cooperation with Accountants. ADM shall cooperate with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available on a timely basis to such accountants for the expression of their unqualified opinion, including but not limited to the opinion included in the Fund's annual report to Shareholders and on Form N-SAR, or similar form.

     13. Confidentiality. ADM agrees on behalf of itself and its employees to treat confidentially all confidential records and other confidential information relative to the Fund and its prior, present or potential shareholders and relative to the Fund's Distributor and its prior, present or potential customers. ADM will under normal circumstances not divulge any such confidential records or information to anyone other than the shareholder, dealer, Fund or other person, firm, corporation or other entity which ADM reasonably believes is entitled to such records or information except, after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where ADM may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

     ADM shall not be considered to have breached this provision if it, in good faith, has provided information or documents to an individual, firm, corporation or other entity (governmental or otherwise) which it reasonably believes is entitled to such information or documents; provided that it shall, with respect to any non-routine governmental investigation or inquiry, first provide notice thereof to the Fund.

     14. Equipment Failures. ADM shall maintain adequate and reliable computer and other equipment necessary or appropriate to carry out its obligations under this Agreement. In the event of computer or other equipment failures at its own facilities beyond ADM's reasonable control, ADM shall, at its expense, take reasonable steps to minimize service interruptions. The foregoing obligation of ADM shall not extend to computer terminals owned or maintained by others, located outside of premises maintained by ADM. ADM represents that it has presently in effect backup and emergency systems described on Appendix C hereto. ADM will maintain such arrangements or equivalent while this Agreement is in force unless ADM notifies the Fund to the contrary and establishes to the satisfaction of the Fund that industry standards no longer require such arrangements.

     15. Compensation. As compensation for the services rendered by ADM during the term of this Agreement, ADM shall be entitled to receive such reimbursement for out-of-pocket expenses and such compensation is specified on Appendix D attached hereto or as may from time to time be otherwise agreed on in writing between the parties.

     16. Responsibility of ADM. In the performance of its duties hereunder, ADM shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to insure the accuracy and completeness of all services performed under this Agreement.

     ADM and the affiliates and agents of ADM shall not be responsible for or liable for any taxes, assessments, penalties, fines or other governmental charges of whatever description which may be levied or assessed on any basis whatsoever in connection with withholding of amounts, verifying or providing taxpayer identification numbers or otherwise under applicable tax laws and preparing and filing of tax forms, excepting only for taxes assessed on the basis of its compensation hereunder, provided that ADM exercises the care and diligence required by this Agreement, and in the case of its responsibilities for backup withholding, verifying or providing taxpayer identification numbers or otherwise, as to any shareholder from whom such withholding is required, it withholds the necessary amount and attempts with reasonable frequency, but no less often than once a calendar quarter, to obtain the necessary information from the shareholder until withholding is no longer required.

     ADM and the affiliates and agents of ADM shall not be responsible or liable for the actions, inactions, or any losses or damages caused by any such actions or inactions of any agents, brokers or others who are specifically selected by the Fund in writing.

     17. Release. ADM understands that the obligations of this Agreement are not binding upon any Shareholder of the Fund personally, but bind only the Fund's property; ADM represents that it has notice of the provisions of the Fund's Declaration disclaiming Shareholder liability for acts or obligations of the Fund.

          The Fund understands that the obligations of this Agreement are not binding upon the parent corporation of ADM or any affiliates or subsidiaries of ADM and that the Fund, its Directors, Trustees, Officers, Shareholders and others shall look only to the separate assets of ADM.

     18. Right to Receive Advice. (a) Advice of Fund. If ADM shall be in doubt as to any action to be taken or omitted by it, it may request, and shall receive, from the Fund directions or advice, including Oral or Written Instructions where appropriate.

          (b) Advice of Counsel. If ADM shall be in doubt as to any question of law involved in any action to be taken or omitted by ADM, it may request advice without cost to itself from counsel of its own choosing (who may be counsel for the Adviser, the Fund or ADM, at the option of ADM).

          (c) Conflicting Advice. In case of conflict between directions, advice or Oral or Written Instructions received by ADM pursuant to subparagraph (a) of this paragraph and advice received by ADM pursuant to subparagraph (b) of this paragraph, ADM shall be entitled to rely on and follow the advice received pursuant to the latter provision alone.

          (d) Protection of ADM. ADM shall be fully protected in any action or inaction which it takes in reliance on the provisions of the Fund's Prospectus, procedures established between ADM and the Fund, or in reliance on any directions, advice or Oral or Written Instructions received pursuant to subparagraph (a) or (b) of this paragraph which ADM, after receipt of any such directions, advice or Oral or Written Instructions, in good faith believes to be consistent with such directions, advice or Oral or Written Instructions, as the case may be. However, nothing in this paragraph shall be construed as imposing upon ADM any obligation (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions when received, unless, under the terms of another provision of this Agreement, the same is a condition to ADM's properly taking or omitting to take such action.

     19.  Compliance with Governmental Rules and Regulations.

     ADM shall have no responsibility for insuring that the contents of each Prospectus of the Fund complies with all applicable requirements of the 1933 Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction, except that ADM shall cause a senior officer of ADM, who shall be its General Counsel unless otherwise agreed upon, or his designee to provide such information and represents and warrants that all information so furnished by it for specific use in any such Prospectus will be correct and complete in all material respects.

     20. Records From Others: ADM, its affiliates and agents shall have no responsibility or liability for the accuracy or completeness of any documents, records, or information maintained or provided by or reasonably believed by ADM to have been maintained or provided by any prior transfer agent, any shareholder or dealer, or by the Fund or anyone on behalf of the Fund and the Fund hereby specifically agrees that ADM, its affiliates and agents may rely on and will be fully protected in so relying on the completeness and accuracy of all such documents, records and information; provided, that ADM will inform the Fund of material errors coming to its attention in the course of the performance of its duties hereunder.

     ADM, its affiliates and agents may conclusively rely on, and will be fully protected in relying on, the authenticity and accuracy of any documents or communications, whether oral, written or facsimile, it receives from the Fund or which ADM, its affiliates or agents reasonably believes are from the Fund, provided these are received from Authorized Persons in accordance with this Agreement. This provision will apply to, among other things, the daily public offering and net asset value prices for Fund shares; instructions from the Fund concerning dividends and other distributions; and other matters relating to the Fund and its shareholders.

     21. Responsibilities of the Fund: The Fund and the Agents of the Fund hereby acknowledge and agree that ADM, its affiliates and its agents are responsible only for those functions and duties set forth in this Agreement and unless so set forth are not responsible for any of the following which are to be handled by the Fund:

     (a) creating or maintaining any records on behalf of the Fund or others required by any federal or state law, or regulation or rule of any agency thereof or any self-regulatory authority except (i) those relating to shareholder account information set forth in Rule 31a-1(b)(2)(iv) promulgated under the 1940 Act or equivalent regulation applicable from time to time; and
          (ii) such additional records as may reasonably be requested from time to time by the Fund which are customarily maintained by transfer agents to mutual funds, and which ADM by use of its best efforts may provide at minimal cost and inconvenience to it; with respect to these records ADM agrees that they: (i) are the property of the Fund; (ii) will be maintained by ADM for the period prescribed in Rule 31a-2 or equivalent regulation; (iii) will be made available, upon request to the Fund and the SEC; and (iv) will be surrendered promptly upon the request of the Fund;

     (b) determining the legality of any sale, exchange, issuance or redemption of any shares of the Fund;

     (c) determining the legality of any communications, oral or written, which is sent or provided by ADM, its affiliates or its agents on behalf of the Fund;

     (d) complying with any federal or state laws or the regulations or rules of any agency thereof or of any self-regulatory authority except those specifically applicable to ADM as a transfer agent;

     (e) filing any documents on behalf of the Fund or any one else with any federal or state government or with any agency thereof or of any self-regulatory authority except ADM will file with the Internal Revenue Service copies of 1099 Div, 1099R and 1099B Forms sent to shareholders of the Fund and forms relating to withholding and non-resident alien withholding;

     (f) monitoring the activities of the Fund or any one else or their compliance with applicable law, rules and regulations or with the provisions of the Fund's Prospectus, of Trust, By-Laws or other governing instruments; or

     (g) compliance of the Fund or others with applicable federal and state laws, regulations and rules of any agency thereof, or of any self-regulatory authority pertaining to the registration of the Fund or of shares of the Fund or the legality of their sale although ADM will, in order to provide the Fund with assistance in complying with normal Blue Sky requirements, upon the reasonable request of the Fund provide the Fund with a report generated from the information readily available to ADM detailing the amount of shares of the Fund purchased and redeemed and the states of residence of the shareholders purchasing or redeeming such shares.

     22. Information and Documents: (a) The Fund shall promptly provide ADM with the current Prospectus for the Fund, the Annual and Semi-Annual Reports to shareholders of the Fund, Proxy Statement and other Fund material, all in sufficient quantities and sufficiently in advance to permit ADM to provide them to shareholders of the Fund in a timely and orderly fashion.

     (b) To the extent necessary or appropriate to enable ADM to carry out its responsibilities under this Agreement, the Fund shall

     (i) promptly notify ADM of all material events which affect the Fund or any affiliate of the Fund;

     (ii) promptly notify ADM of any suits or other proceedings threatened or actually instituted against the Fund or any affiliate of the Fund by the federal government, any state government, or any agency thereof (including but not limited to the SEC, the Securities Commission of any state) or by the National Association of Securities Dealers, Inc., or any other self-regulatory authority;

    (iii) promptly notify ADM of any consent order, stop orders or similar orders affecting the Fund or any affiliate of the Fund issued by the federal government, any state government, or any agency thereof (including but not limited to the SEC, the Securities Commission of any state) or by the National Association of Securities Dealers, Inc. or any other self-regulatory authority;

     (iv)      promptly provide ADM, with copies of the audited
               Annual Financial Statements for each affiliate of the Fund which is an Investment Advisor, Investment Sub-Advisor, Distributor or
               Administrator of the Fund;

     (v) promptly provide ADM, upon request, with copies of any filings made by the Fund or any affiliate of the Fund which is an Investment Advisor, Investment Sub-Advisor, Distributor or Administrator of the Fund with the federal government or any state government or any agency thereof or with any self-regulatory authority; and

     (vi) promptly provide ADM, upon request, with copies of any documents relating to items (ii) and (iii) above.

    (vii) discuss with ADM changes in the description of ADM and the services which ADM provides to shareholders contained in the Prospectus of the Fund at the time of filing any amendments to the registration statement of the Fund involving any such change. ADM shall use its best efforts to assure the accuracy and completeness of all material information furnished by it for inclusion in any such document.

          23. Indemnification. Neither party nor any of its nominees shall be indemnified against any liability to the other party (or any expenses incident to such liability) arising solely out of (a) such party's or such nominee's own willful misfeasance, bad faith or gross negligence or reckless disregard of its duties in connection with the performance of any duties, obligations or responsibilities provided for in this Agreement or
(b) such party's or such nominee's own negligent failure to perform its duties expressly provided for in this Agreement or otherwise agreed to in writing.

          24. Liability. (a) ADM shall be responsible for the performance of its obligations under this Agreement notwithstanding the delegation of some or all of such obligations to others in accordance with the terms of this Agreement.

          (b) ADM shall not be responsible for loss, liability cost or expense arising out of occurrences beyond its control caused by fire, flood, power failure, unanticipated equipment failure, acts of God, or war or civil insurrection; provided, however, that it shall have contingency planning for equipment or electrical failure and such other contingencies as provided in this Agreement.

          25. Insurance. ADM shall maintain fidelity, errors and omissions and other insurance coverage in amounts and on terms and conditions as set forth in information provided to the Fund from time to time.

          26. Advancement of Monies: Nothing in this Agreement shall require ADM or any affiliate or agent of ADM to pay any monies prior to its receipt of federal funds for such payment or for ADM or any of its affiliates or agents to incur or assume any liability for the payment of any such monies prior to its receipt of federal funds for such payment.

          27. Exclusivity. It is expressly understood and agreed that the services to be rendered by ADM to the Fund under the provisions of this Transfer Agency Agreement are not deemed to be exclusive and ADM shall be free to render similar or different services to others.

          28.  Further Actions.   Each party agrees to perform
such further acts and execute such further documents as are reasonably necessary to effectuate the purposes hereof.

          29. Amendments. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

          30. Assignment. This Agreement and the performance hereunder may not be assigned by ADM without the Fund's written consent. Not withstanding the previous sentence, ADM may, without the Fund's consent, assign the performance of all or a portion of its responsibilities and duties hereunder to an affiliate of ADM, provided that the Fund shall incur no additional cost or expense in connection therewith.

          31. Declaration and Termination. This Agreement shall continue until termination by the Fund on sixty (60) days' written notice or by ADM on ninety (90) days' written notice.

          32. Notices. All notices and other communications, including Written Instructions (collectively referred to as "Notice" or "Notices" in this paragraph), hereunder shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed;

     (a) if to ADM at:

     Administrative Data Management Corp.
     10 Woodbridge Center Drive
     Woodbridge, New Jersey  07095
     Attn: Ms. Anne Condon, Vice President

or to such other address as ADM shall instruct the Fund, in writing, from time to time;

     (b) if to the Fund at:


     380 Madison Avenue, Suite 2300
     New York, New York 10017
     Attention: President

or to such other address as the Fund shall instruct ADM, in writing, from time to time; or
     (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication.

          33. Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties hereto may embody in one or more separate documents their agreement, if any, with respect to Oral Instructions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in New York and governed by New York law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. None of the provisions contained in this Agreement shall be deemed waived or modified because of a previous failure of a party to insist upon strict performance thereof. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

                                        NARRAGANSETT INSURED
                                        TAX-FREE INCOME FUND

     /s/Kenneth L. MacRitchie          /s/Lacy B. Herrmann
Attest: ______________________      By:______________________
      Kenneth L. MacRitchie,              Lacy B. Herrmann,
           Assistant Secretary                President


                                        ADMINISTRATIVE DATA
                                        MANAGEMENT CORP.


                                        /s/Glenn O. Head
Attest: ______________________     By:_______________________
          [                ]          Glenn O. Head
         Secretary                      Chairman

                           APPENDIX A

                         ACTIVITIES LIST

     It is understood that the Fund, its Custodian, and other persons, firms, corporations or other entities performing services for or on behalf of the Fund shall provide ADM and the Fund with such services, information, or other assistance as may be necessary or appropriate to permit the Transfer Agent to properly perform the services hereunder.

A.   SHAREHOLDER ACCOUNTING SERVICES

     1.   General Scope

          All terms used herein shall be as defined in the attached Agreement (the "Agreement") except that ADM is referred to as the "Transfer Agent." In accordance with the terms of the Agreement the Transfer Agent will provide a comprehensive Shareholder accounting service generally consistent with that provided to other investment companies, including:

          a.   dividend accounting;

          b. arrangement for wire receipt and payout of Shareholder funds;

          c. to the extent that it is reasonably within the control of, or can be reasonably arranged without additional cost by, the Transfer Agent, the rapid and efficient transfer of investment monies between various accounts;

          d. to the extent that it is reasonably within the control of, or can reasonably be arranged without additional cost by, the Transfer Agent, the effective and controlled processing of expedited redemptions and exchanges by telegraphic and telephonic means.

     2.   Computer Accounting and Record Keeping

          The Transfer Agent will perform daily maintenance and routine file update.
          The Transfer Agent will perform a dividend credit run as required in order to credit all existing Shareholder accounts with each daily dividend, monthly dividend, capital gain distribution or other distribution. The Transfer Agent will establish new and adjust or close existing Shareholder accounts if necessary on or as of each business day.
          The Transfer Agent will take reasonable precautions for safeguarding of all Shareholder accounts during these computer runs.
          The Transfer Agent will provide continuous proof to the outstanding Shares maintained by the Fund on a daily basis, and off-line availability of all file data pertaining to Shareholder accounts.
          The Transfer Agent will to the extent technically feasible create and maintain the ability to liquidate and back out dividends reinvested in accounts which are subsequently liquidated by or on behalf of the Fund due to nonreceipt of funds, improper registration, or other sufficient reason.

     3.   Establishing and Servicing Accounts

          The Transfer agent will, as set forth in the Fund's Prospectus, or substantially in conformity with procedures established by or on behalf of the Fund, accept instructions from investors to open new accounts and perform such functions consistent with opening a new account:

          a. Accept applications in proper form sent directly to the Fund or its Custodian when they are properly delivered to the Transfer Agent;

          b. Accept applications in proper form sent directly to it when they are received by the Transfer
               Agent;

          c. Transfer Shares accompanied by apparent proper instructions;

          d. Audit and verify payment items for apparent compliance with the requirements established by the Fund, e.g. minimum investment amount, apparent proper endorsements on third party checks or drafts if the Fund elects to accept such third party checks or drafts, and other particulars as prescribed in the prospectus. The Fund will provide the Transfer Agent, from time to time, with names and taxpayer identification numbers of individuals entitled to purchase shares at a reduced offering price as described in the prospectus;

          e. Review existing accounts to determine whether there are any other existing accounts with the same registration; process W-9 or similar forms received by the Transfer Agent; and compare upon receipt of a computer tape from the Internal Revenue Service taxpayer identification numbers contained in such tape against those maintained by the Transfer Agent for the Fund.

          f. Assign account numbers as necessary and, where appropriate, indicate the account number on applications;

          g. Review payment items to determine whether the payee, original or by endorsement, on such payment items corresponds to the registration of the account to which it is to be credited (permitted exceptions include ADM or the Fund specified as the payee when accompanied by a valid account number or all necessary documents to establish a new account or such other exceptions as the Transfer Agent and the Fund shall agree);

          h. Upon opening incoming mail, record the date and approximate time of day all checks were received;

          i. Produce microfilm record of all incoming checks and other documentation on filmstrips or other microfilm retrieval method so as to be retrievable and reproducible upon request;

          j. Process address changes and acknowledge such changes to previous address of record;

          k. Answer inquiries from Shareholders or other individuals, corporations, or other entity who appear to be the Shareholder, dealer or otherwise entitled to receive information as to account information;

          l. Open new accounts per telephone instructions received from a prospective Shareholder, his dealer or his fiduciary pending receipt of funds transmitted by bank wire or other means; forward a new account application to the prospective investor; and issue a confirmation, including duplicates where requested, when funds are received by the Transfer Agent or the Fund's Custodian; under normal circumstances the new account application bearing the Shareholder account number assigned must be completed by or appear to have been completed by the Shareholder and received by the Transfer Agent before any redemption orders are accepted and processed for that account.

          m. Prepare confirmations in such form as may be agreed between the Fund and the Transfer Agent from time to time for all "Open Accounts" after each non-dividend transaction in a Shareholder's account which affects the share balance; mailing confirmations to the Shareholder as such changes occur;

          n. Process on a daily basis if necessary or appropriate routine transactions such as:

               (1) Deposit or withdrawal of Shares from
                   Shareholders' accounts;
               (2) Changes of address;
               (3) Miscellaneous changes;
               (4) Stop-transfers;
               (5) Instructions relating to the remittance or
                   reinstatement of Dividends and other
                   distributions;

          o. Incorporate in the Shareholder accounting software and procedures the necessary flags, audits, and tests reasonably designed to assure that the various provisions and requirements specified elsewhere in this Agreement to be performed by the Transfer Agent will be substantially satisfied.

B.   TRANSFER AGENT SERVICES

     In accordance with the Agreement, and in particular Section
     5(d) thereof, the Transfer Agent will perform the functions normally performed by the Transfer Agent for other investment companies of a similar type. Such functions shall include but not necessarily be limited to:

     1.   Processing

          a. Keep such records in the form and manner as the Transfer Agent may deem advisable but not inconsistent with the rules and regulations of appropriate governmental authorities applicable to the Transfer Agent or as may otherwise be agreed from time to time in writing between the Fund and the Transfer Agent;

          b. Process transfers as requested by Shareholders or persons, firms, corporations or other entities the Transfer Agent reasonably believes to be the Shareholder or authorized to act on behalf of the Shareholder including obtaining and reviewing papers and all other documents necessary to satisfy transfer requirements; the Fund will, upon request of the Transfer Agent, advise the Transfer Agent of the transfer requirements of the Fund, and the Transfer Agent will be fully protected by the Fund if it is following such transfer requirements;

          c. Process initial and subsequent investments from Shareholders;

          d. On a semi-monthly or other basis acceptable to the Transfer Agent and the Fund initiate, accept and process pre-authorized checks or, when available, electronic funds transfers drawn against
               Shareholders' checking accounts;

          e. Process and record redemption of Shares to satisfy ordinary redemptions and Plan account;

          f. Proportionally allocate dividends, which are provided to the Transfer Agent by the Fund in gross dollar amount, to the benefit of the Fund Shareholders entitled to receive them. The procedure used must show that the amounts allocated daily substantially balance to the gross dollar amount provided by the Fund to the Transfer Agent. Until otherwise specified by the Fund, dividends shall be in accordance with the following: Three-day accrual on Monday for the previous weekend; Two-day accrual on the first business day following a holiday or Four-day accrual if the holiday immediately precedes or follows a weekend; compatibility with the Merrill Lynch Automatic Investment of Dividends System, and the issuance of all reports incidental thereto provided the Fund's method of operation is so compatible.

     2.   Custody and Control of Shares and Certificates:

          Certificates will not be issued except on Shareholder request but shares will be credited to the Shareholder's account in non-certificate form. The Transfer Agent will examine certificates surrendered for transfer or redemption, or requests for transfer or redemption of shares not represented by certificates, for apparent genuineness or alterations; pass upon the apparent validity thereof including endorsements, signature guarantees and (if applicable) tax stamps or waivers, provided that the Transfer Agent shall not be required to compare any such endorsements against other records it maintains except in accordance with written procedures agreed upon between it and the Fund. The Transfer Agent will also:

          a.   Countersign all certificates;

          b. Prepare, mail, or deliver certificates for original issue, subsequent investments, exchanges, or transfers upon request from the Shareholder or one reasonably believed to be the Shareholder;

          c. Prepare, mail, or deliver certificates for Shares previously held in non-certificate form;

          d.   Deposit certificate Shares;

          e.   Cancel surrendered certificates;

          f. Establish and maintain safeguards for cancelled and uncancelled certificates;

          g. Establish and maintain a system to monitor stop-transfers;

          h.   Replace lost certificates.

C.   SUBSCRIPTION AGENT SERVICES:

     The Transfer Agent will act as Subscription Agent for the Fund. In addition to subscription functions described elsewhere in this Agreement, the Transfer Agent will:

     1. Maintain a Subscription Account for the Fund. This account shall be established and operated so as to satisfy the following criteria:

          a.   The account shall be established by the Transfer
               Agent for the benefit of the Fund in accordance with the terms of the Agreement;

          b. The account shall be provided at no additional cost except as may otherwise be stated in Appendix
               D of the Agreement;

          c. The account shall serve as the sole depository for subscription monies intended for the purchase of Fund Shares until such funds are transferred to the Custody Account;

          d. The Transfer Agent shall be prepared to receive and efficiently process incoming cash, checks, Federal Reserve Drafts and bank wire transfers of funds;

          e. Withdrawals from the account shall be for the purpose of transferring funds into the Custody Account or, where appropriate, the crediting or payment of commission or dealer's commissions; withdrawals are also permitted to accommodate net settlements with the Custodian;

          f. No dividend or redemption or any other payments shall be made to Fund Shareholders from the Subscription Account;

          g. The Transfer Agent will cashier all items presented in payment as expeditiously as possible.

     2. In connection with managing the Subscription Account, the Transfer Agent will exercise all possible care in satisfying operational requirements in each of the following critical areas:

          a.   Validation Receipt of Good Subscription Funds

               Procedures and criteria are to be established by the Transfer Agent and approved by the Fund for the purpose of providing assurance that good (collected) funds were received from Shareholders prior to paying out any redemption proceeds (under a Plan account or as a result of one or more specific redemption requests). Such procedures are to deal with:

               (1) Screening subscriptions to prevent:
               -forgery, fraud, improper endorsement or other unauthorized use particularly when accepting third party funds;
               -maintenance of accounts in names other than proper form; funds received where the legal existence or legal capacity of the subscriber is in doubt shall be employed in a temporary investment status until a proper account is established to which prior income will be credited, or until the funds are returned upon determination that no subscriber of legal existence and capacity exits.

               (2) Establishing and maintaining procedures reasonably designed to assure the clearance and collection of checks which are otherwise properly drawn.
               In this regard, the Transfer Agent with the approval of the Fund will:
               -Establish for all parts of the United States the normal number of days required for check clearance and return notice of uncollectability;
               -Establish redemption amount and clearing time criteria which together place an automatic stop on issuance of certificates, if any, and upon redemption payments until the Transfer Agent reasonably believes that good subscription funds were received.
               In general, the redemption of a subscription payment received in the form of a check, draft or similar instrument shall not be made until the Transfer Agent has determined, by telephone call to the drawee bank or otherwise, that the deposit has cleared the drawee bank or until fifteen (15) calendar days after the receipt of such subscription payment, in order to permit the orderly clearing thereof.
               -Provide a means to record and promptly retrieve the status of a subscription received (which may include days remaining before redemptions permitted, name of bank, or other similar information as may be agreed upon.)

          Shareholder checks returned for insufficient funds or other reasons will be promptly processed for liquidation on or after the date of receipt or notification to the effect that a check is being returned. Returned checks will be cleared promptly and processed through a Returned Check Account in conjunction with the following actions:

          (1) Place a freeze on the account to prevent redemption of the amount of such returned check or such lesser amount as is in the affected account;
          (2) Determine how many shares are to be liquidated due to the investment attributable to such returned check;
          (3) Calculate and back out accrued dividends, if any, attributable to such investment;
          (4) Process the liquidation for the appropriate amount;
          (5) Mail the Shareholder confirmation of the liquidation and the check with a letter of explanation;
          (6) Allocate the accrued dividends, if any, which were attributable to such investment, as the Fund shall direct which will normally be to the remaining Shareholder accounts as of the next month-end dividend run;
          (7) Take reasonable steps to recover commissions or dealer concessions applicable to such returned check, although the Distributor shall be ultimately responsible therefor.

          b.   Establish Procedures to Process Effectively  Bank
               Wire Transfers

               Establish and maintain procedures reasonably designed by the Transfer Agent and approved by the Fund to maintain positive control over movements of incoming money by bank wire so as to:

          (1) Accept requests (WATS and local calls) for bank wire instructions, record account information and client telephone number, assign as appropriate a wire control number, establish Shareholder pending file, and if appropriate alert the bank wire department;
          (2) Advise the Fund of pending bank wire receipts at selected cutoff times during the course of each business day so as to facilitate full investment of Fund assets;
          (3) Confirm to the Fund actual bank wire receipts at selected cutoff times during the course of each business day;
          (4) Close out pending Shareholder files if bank wire receipts are not received as of the date agreed upon;
          (5) Open new or credit existing Shareholder account in accordance with the provisions of the current prospectus upon receipt of bank wire funds;
          (6)  Take appropriate action to secure from
               Shareholders who invest by bank wire the necessary written applications and redemption authorizations.

D.   DIVIDEND DISBURSING AND REDEMPTION AGENT SERVICES

     In performance of the Dividend Disbursing and Redemption Agent functions, the Transfer Agent will provide the Fund with regular checks (or electronic funds transfer if available, at the Shareholder's option) and carry out the following functional activities:

     1.   Dividends

          a. The Fund shall advise the Transfer Agent of dividend amounts which shall then be applied as described in the Prospectus or as directed by the Fund, or its officers or Trustees;

          b. Confirmation of dividend reinvestments shall be mailed to Shareholders after each reinvestment.

          c. Additional dividend information, if provided by the Fund to the Transfer Agent shall then be provided to Shareholders upon written request.

     2.   Redemption Procedures

          The Transfer Agent with the approval of the Fund shall establish procedures reasonably designed to insure that redemption requirements established by the Transfer Agent and agreed to by the Fund have been met, including the receipt and examination of stock certificates, endorsements, signature guarantees and obtaining any needed papers or documents, including properly completed Application, where lacking. More specifically:

          a. The Transfer Agent will accept redemption requests in written, telegraphic or telephonic form provided the necessary instructions and authorizations are reasonably believed by the Transfer Agent to be in good form. Generally, telephonic redemption requests will be repeated for confirmation to the person making the request, and upon voice confirmation by such person, will be recorded in a log kept for that purpose.

          b. Requests for the redemption of shares not represented by certificates received and without signature guarantees will be honored only if:
          (1)  the applicable portion of the Application has been
               completed and the proceeds are forwarded to the
               previously designated bank account, address, or other destination identified on the Application;
          (2) Expedited Redemption Authorization instructions filed at any time other than upon the original opening of a Shareholder's account are filed on an appropriate form and bear or reasonably appear to bear a signature guarantee;
          (3) Shareholder accounts in the name of joint tenants shall generally be handled on the basis of jointly signed instructions and signature guarantees (where applicable) for any payments.

          c. The Transfer Agent will provide a means to record, call up, and display on Cathode Ray tube or otherwise an appropriate symbol or other indication that redemption authorization instructions are on file and appear to be in proper form.

          d. All redemption requests will be promptly reviewed to insure:
          (1) that there are sufficient shares available in the Shareholder's account;
          (2) the applicable subscription check has not been returned to ADM or its agent and the applicable period of days has expired before using the funds for redemption (see above);
          (3) that no redemptions in accounts represented in whole or in part by certificates are effected without cancellation of an adequate number of certificate shares, if necessary.
          (4) that no signature guarantees shall be acceptable unless they reasonably appear to have been provided by a commercial bank or by a brokerage firm which is a member of the New York, American, Midwest, or Pacific Stock Exchanges, except as otherwise stated in the Prospectus or in instructions received from the Fund.

          e.   Certificate acceptance and replacement:
          (1) Accept for redemption, certificates received for redemptions accompanied by what reasonably appears to be Shareholder's instructions.
          (2) Furnish to the Shareholder, after with the policies and procedures established by the Fund and the Transfer Agent proper investigation and receipt of necessary documentation for protection of the Fund, replacement certificates and dividend and redemption checks alleged to have been lost, stolen, destroyed, or not received.

3.   Dividend Account

          The Transfer Agent will maintain a Dividend Account for the Fund. This account shall be established and operated so as to satisfy the following criteria:

          1. This account shall be used to disburse cash in payment of dividends, capital gain distributions and returns of capital.

          2. This account shall be operated in the same manner as the Redemption Account (see below) except as otherwise required by the purpose for which it shall be used; it may, at the election of the Transfer Agent, be operated as a combined account with the Redemption Account (see below).

4.   Redemption Account

          The Transfer Agent will maintain a Redemption Account for the Fund. This account shall generally be established and operated so as to satisfy the following criteria.

          1. All withdrawals from the account shall be for the exclusive purpose of making payments to Fund Shareholders. These payments are to be made only to satisfy automatic or other account liquidation payment requirements.

          2. No deposits or subscription receipts shall be made directly in the Redemption Account.

          3. The Transfer Agent will advise the Fund at various mutually established times during each business day as to the total demand for valid payments to be honored that day or the following day. Valid payments consist of liquidations of shares for which funds are payable in cash or check to shareholders, whether initiated by check, wire, letter, automatic distribution plan, determination of the Fund or otherwise. The notification of demand for payments shall only include valid demands for payment which are actually in hand, such that the Fund need not fund the Redemption Account with any more funds than are actually required. The Fund agrees to fund, or cause the Custodian to fund, the Redemption Account sufficiently to cover all demands for payment which are currently valid or will become valid the following business day. The Fund and the Transfer Agent agree that a goal of this procedure is to allow for the maximum employment of Fund Assets while still adequately funding the Redemption Account. The Transfer Agent and its affiliates shall not be required to honor any demand for payment for which previously collected funds have not been received from the Custodian or other Agent of the Fund.

          4. The Transfer Agent with the approval of the Fund will develop specific procedures reasonably designed to protect against:
          (a) raising of dollar amounts or any other alteration of instruments representing redemption payments;
          (b)  fraudulent or forged endorsements;
          (c) other improper use of a redemption item which could result in the Fund or its Shareholders being defrauded.
               Such procedures shall take into account the type of accounts involved, the sums involved and the cost effectiveness of such procedures.

     5. Employ due diligence in servicing redemption requests as promptly as possible.

E.   EXCHANGE AGENT SERVICES

     The Transfer Agent will provide services as required to implement the exchange privileges described from time to time in the prospectus of the Fund. The Transfer Agent will install and utilize a telephonic system that is designed to afford the Shareholder the opportunity to exchange Shares among eligible Funds and that will record the telephone request for such exchange. It is understood that the Transfer Agent is only able to effect exchanges among funds for which the Transfer Agent has entered into an agreement similar to this Agreement for provision of Transfer Agency services.

F.   PROXY AGENT SERVICES

     The Transfer Agent agrees to act as Proxy Agent in connection with the holding of annual or special meetings of Shareholders, mailing to Shareholders notice, proxies and proxy statements in connection with the holding of such meetings, receiving and tabulating votes cast by proxy and communicating to the Fund the results of such tabulation accompanied by appropriate certificates, and preparing and communicating to the Fund certified lists of Shareholders as of such date, and in such form and containing such information as may be required by the Fund to comply with any applicable provisions relating to such meetings. The Transfer Agent may at its expense employ another firm to provide all or a portion of such services.

     I.   Reports to be provided by Transfer Agent:

          A.   Daily
               1. Payment Journals
               2. Transfers
               3. Non-Certificate Redemption Journal
               4. Original Issue Non-Certificate Shares
               5. Clerical Journal
               6. New Account Journal
               7. Closed Account Journal
          B.   Monthly
               1. Sales By State and Dividends Reinvested
               2. Withdrawals and Dividends Paid in Cash List
               3. Record of Out-of-Pocket Costs Incurred
          C.   Annual Reports
               Provide Fund Management upon request with all reports reasonably required to conduct an annual review of Transfer Agency functions relating to the Fund, including but not limited to performance, volume, error ratios, costs and other matters relating to the Fund. The Transfer Agent shall also provide to the Fund general information concerning its operations which might be believed to affect adversely the future services to the Fund.
          D. Periodic Marketing Reports - Provided these reports are readily available from existing information and can be produced without unreasonable effort or expense by the Transfer Agent, including, e.g.,
               1. Geographic Distribution Data
               2. Size of Holdings Data

II.  Other Services

          The Transfer Agent will provide the following additional services:

     A.   Security

          1. Design and maintain security procedures reasonably designed to guard against the possible theft and/or use by others of the names and addresses of Fund Shareholders.

          2.   Periodic duplication of all records
               (computer/microfilm/hardcopy/copy) at a frequency and in a detail reasonably designed to assure protection of Shareholder record information in the event of a disaster to the Transfer Agent's facilities, including:
                  (a) significant voltage drop;
                  (b) power blackout;
                  (c) major destruction of the Transfer Agent's
                      central facilities.

          3. The Transfer Agent will maintain equipment reasonably designed or represented to assure an uninterrupted power supply of at least 10 minutes at the offices of the Transfer Agent to allow for orderly shut down of hardware in the event of a power outage; periodic back-up of tapes to be stored at an offsite facility of the Transfer Agent's choosing; and will provide redundancy capacity in accordance with the Agreement.

     B.   Statements

          1. Provide for up to two extra lines of print on Shareholder statements which may be employed by the Fund to advise Shareholders of such information as yield or other explanatory account information. The Fund will advise the Transfer Agent of such information sufficiently in advance to permit it to properly insert such information in a timely and orderly manner.

          2. Provide a combined dividend check and statement to Shareholders electing cash distributions.

     C.   Processing Routine Shareholder Inquiries

          1. Receive, control, research, and promptly reply to all routine Shareholder and other inquiries whether received by written or telephonic means which pertain to a Shareholder's account.
          2. Exercise due care to protect confidential information in responding to inquiries.
          3. Request ATT or such other telephone company as may be appropriate to provide, at the Distributor's expense, for a dedicated transmission line between Aquila Distributors, 200 Park Avenue, New York and Transfer Agent, Woodbridge, N.J. for inquiry via a dedicated or P.C. terminal.
          4. Provide if possible for continuity of present 800 telephone numbers for existing funds and adequate personnel for live telephone response generally until 7:00 PM, New York time on normal business days. It is mutually understood that continuity of the 800 numbers is dependant on cooperation from the prior transfer agent and appropriate telephone companies.
          5. Provide for the automated tracking of all Shareholder/Dealer telephone inquiries with on line update status.

     D.   Other Mailings

          1. Mailing services include addressing, enclosing, and mailing quarterly reports, semi-annual reports, annual reports, prospectuses and notices to all accounts will be provided. To the extent the Transfer Agent utilizes the services of another firm to accomplish this for any First Investors Fund, it shall be permitted to do so for the Fund, at the Transfer Agent's expense.
          2. All routine mailings to Shareholder/Dealers will, where appropriate, utilize pre-sorted zip codes.
          3. All month-end reinvestment statements, with any month-end dividend check attached, will generally be mailed to Shareholders, with duplicates to dealer and representative, by the fourth business day of the next month.
          4. Commission checks and statements will generally be mailed to brokerage firms on at least a weekly basis for direct investments of prior weeks.

     E.   Other Services

          1. Refer all Shareholder, dealer or governmental inquiries of a policy or non-routine nature to the Fund.
          2. Provide an Account Officer to serve as the primary point of contact between the Fund and the Transfer Agent. The Transfer Agent will exercise due care in assigning an individual who is both conversant with standard investment company practices and of sufficient stature to deal quickly and efficiently with problems peculiar to placing a new investment company on line.

     F.   Messenger Service

          Provide messenger pick-up and delivery as necessary but no less frequently than once daily between the Fund's offices provided they are located within the borough of Manhattan and the offices of the Transfer Agent.

                            Exhibit 1

     The Fund and the Transfer Agent anticipate that the following activities should be incorporated into and become a part of Appendix A as they become effective:

          1. Installation of the National Security Clearing Corporation, Fund/SERV system which shall be operational no later than June 30, 1989.
          2.   The Transfer Agent will make a best effort to
               provide networking capabilities with tape
               transmission to dealers when and as required by market competitiveness.
          3. The Transfer Agent will work with the Distributor to define criteria for an Audio Response system and arrange for the implementation of such a system on a timely basis.

            NARRAGANSETT INSURED TAX-FREE INCOME FUND

                           APPENDIX B

                           Signatures

     On the date of the Agreement and thereafter until further notice, the following persons shall be Authorized Persons as defined therein:

Lacy B Herrmann                          _____________________
Chairman of the Board of Trustees        Lacy B. Herrmann

William C. Wallace                       _____________________
Senior Vice President                    William C. Wallace

Robert P. Sanchez                        _____________________
Vice President                           Robert P. Sanchez

Rose F. Marotta                          _____________________
Chief Financial Officer                  Rose F. Marotta

Kenneth L. MacRitchie                    _____________________
Assistant Secretary                      Kenneth L. MacRitchie

William K. Killeen                       _____________________
                                         William K. Killeen

Diana P. Herrmann                        _____________________
                                         Diana P. Herrmann

Charles E. Childs III                    _____________________
                                         Charles E. Childs III

Stephen J. Caridi                        _____________________
                                         Stephen J. Caridi

Brian R. Katzman                         _____________________
                                         Brian R. Katzman

Sandra J. Hermida                        _____________________
                                         Sandra J. Hermida

                           APPENDIX C

                       Backup Arrangement

     ADM currently has in effect a redundancy arrangement with Comdisco Disaster Recovery Services, Inc. The agreement with Comdisco provides that in the event of a data processing systems disaster at ADM's facilities in Woodbridge, New Jersey, ADM may use equipment available at Comdisco's facilities for routine and other processing. The agreement with Comdisco also provides for dedicated time on Comdisco's data processing equipment each year to allow ADM to test the redundancy system.

                           APPENDIX D
                          Compensation


The Fund shall pay ADM the following amounts:

1.   Set-up Charge: One time set-up charge of $3,000.00.

2.   Account Maintenance Charges: $1.40 per account.

3. Account Opening Charge/Account Closing Charge: one-time charge of $1.50 per account to open or close an account.

4.   Telephone Investment Charge: $15.00 per transaction.

5.   Minimum Monthly Charges: $500.00

6. Disbursements: All reasonable disbursements, including, without limitation, messenger charges.

7.   Late Pricing Charges:

     a. $25 on each day the Fund fails to notify ADM of the Fund's closing net asset value and offering price by 5:15 p.m.

     b. $50 on each day the Fund fails to notify ADM of the Fund's closing net asset value and offering price after 5:15 p.m. and before 6:00 p.m.

     c. In the event of a subsequent price adjustment, (i) $50 per hour for actual time spent on manual corrections and (ii) $300 per hour for actual time spent for adjustments requiring computer processing.

8.   Demand Deposit Account Fees: Fees payable to First Financial
     Savings Bank, S.L.A. in the amounts set forth on Appendix D-
     1.


     The Fund shall not be obligated to pay any charge enumerated in paragraphs 2 through 5 above until the earlier of (a) six months following the last day of the month in which this Agreement was executed, or (b) the month during which the Fund has established an aggregate of 2,000 accounts (including accounts that were established and subsequently liquidated).

                          APPENDIX D-1

              FIRST FINANCIAL SAVINGS BANK, S.L.A.
          LIST OF SERVICE CHARGES FOR BUSINESS ACCOUNTS

ACCOUNT MAINTENANCE                          $ 5.00 PER MONTH
CHECKS CLEARED                               $  .05 PER ITEM
CHECK SORTING                                $  .02 PER CHECK
DEPOSITS                                     $  .50 PER DEPOSIT
DEPOSITED ITEMS                              $  .07 PER ITEM
RETURNED DEPOSITED ITEMS                     $ 7.50 PER ITEM
INCOMING AND OUTGOING WIRES                  $10.00 PER WIRE
STOP PAYMENTS                                $10.00 PER MONTH
TAX DEPOSITS                                 $10.00 PER DEPOSIT
CURRENCY SHIPMENT                            $ 1.50 PER ORDER
CURRENCY SHIPMENT (PER $1000)                $  .20 PER ORDER
COIN ORDERS                                  $ 2.00 PER ORDER
BOND REDEMPTION                              $ 1.00 PER BOND
BOND REDEMPTION (PER BATCH)                  $ 5.00 PER BATCH
PHOTOCOPIES                                  $ 3.00 PER ITEM
INTERNAL TRANSFERS                           $ 3.00 PER TRANS
RETURNED CHECK - NSF                         $15.00 PER CHECK
RETURNED CHECK - NCF                         $10.00 PER CHECK
ACH FILES (SUBJECT TO MONTHLY MINIMUM)       $ 5.00 PER FILE
ACH ITEM (SUBJECT TO MONTHLY MINIMUM)        $  .20 PER ITEM
ACH MONTHLY MINIMUM                          $50.00 PER MONTH
ACH RETURNED ITEMS                           $10.00 PER ITEM
MILITARY ALLOTMENTS (MONTHLY)                $ 1.25 PER ACCOUNT